Exhibit 10.7

6 7 WALL STREET, 22ND FL #2211                       CRESCENT FUND LLC
NEW YORK, NY 10005-3111 USA                          CONSULTING AGREEMENT


This Agreement made this November 2, 2006, by and between Crescent Fund, LLC., a Delaware Limited Liability Company, whose address is 67 Wall Street, 22ND Floor, New York, NY 10005, hereinafter referred to as "CRESCENT" or "Consultant" and Millenium Holding Group Inc, a Nevada corporation, its agents, successors or assigns, hereinafter referred to as "MILLENIUM" OR "Client", whose address is 12 Winding Road, Henderson, NV 89052. Tel: 702.492.7721 Fax: 702.492.7728

Whereas Consultant is in the business of providing management consulting services to businesses in an effort to obtain capital from third parties for business use, including equipment leasing, purchase order and/or contract financing, factoring and financing for land and buildings' utilizing various financing instruments and whereas Client desires to retain Consultant for the following purposes:

                    INSTITUTIONAL INVESTOR RELATIONS SERVICES

For and in consideration of mutual benefits, detriments, promises, and the cross consideration hereinafter set forth, the adequacy of which is hereby acknowledged, the parties hereto, CRESCENT and MILLENIUM, collectively "THE PARTIES", hereby covenant and agree as follows:

1. SERVICES
     A. CRESCENT is hereby engaged to provide Public Relations services (non-exclusive) including serving as an investment banking liaison, obtaining write ups about the company and acting as an institutional public relations consultant for a six month period from the date hereof.

2. COMPENSATION

     MILLENIUM hereby agrees to pay CRESCENT for the services set forth in Paragraph 1, the following non-refundable retainer items:

     a. The issuance of 1,000,000 shares of common stock (or $150,000) with: said shares shall be issued within three days after the date hereof. Such stock cannot be issued pursuant to an S-8 Registration statement. The shares are not in contravention of Section 5 of the Securities Act of 1933 and specifically with sections 5a and 5c there under.
     b. Crescent Fund, LLC. will also incorporate a free look clause whereby, client may request to verify our long position in client's stock as well as incorporate a proprietary restrictive clause which precludes any liquidation of our vested stock until the termination of our contract.
     c. MILLENIUM shall pay all out-of-pocket expenses related to the services set forth in Paragraph 1 above, subject to written budget approval by MILLENIUM to incurring the expense.

3. TERMINATION OF AGREEMENT

     This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided herein above, except as follows:

     A. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;
     B.   Upon the other party taking the benefit of any insolvency law;
     C. Upon the other party having or applying for a receiver appointed for either party; and/or
     D.   Mutual consent of the parties.
     E. Millenium may terminate this agreement at will after 60 days. Should Millenium terminate its contract at any time, Millenium retains the right of ownership of all shares paid to date.

4. NOTICES
     All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

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5. ATTORNEY FEES
     In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final dispositions.

6. TIME IS OF THE ESSENCE
     Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

7. INUREMENT
     This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

8. ENTIRE AGREEMENT
     This Consulting Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This Agreement supersedes all previous agreements.

9. AMENDMENTS
     This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.

10. WAIVERS
     No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provis ion or condition of this Agreement and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

11. NON-WAIVER
     The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

12. CONSTRUCTION OF AGREEMENT
     Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

13. NON-CIRCUMVENTION AGREEMENT
     MILLENIUM agrees, represents and warrants herby that it shall not circumvent CRESCENT with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor introduced by CRESCENT to MILLENIUM nor with respect to any transaction, merger, acquisition or other business opportunity proposed by, assisted with or otherwise promoted by CRESCENT for the benefit of MILLENIUM pursuant to the terms with CRESCENT for the purpose of, without limitation, this Agreement and for a period of eighteen (18) months from the date of execution by THE PARTIES of this Agreement or the introduction to a financing source.

14. APPLICABLE LAW
     THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF NEW YORK FOR WHICH THE COURTS IN NEW YORK CITY, NEW YORK SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STYLE. The parties agree that mediation shall be used as an initial forum for the good-faith attempt to settle and resolve any issues or disputes that may arise.

15. COUNTERPARTS
     This Agreement may be executed in a number of identical counterparts. Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

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16. FACSIMILE
     A facsimile copy of this Agreement is acceptable.

17. ACCEPTANCE OF AGREEMENT
     Unless both parties have signed this Agreement within ten (10) business days of the date listed above, this Agreement shall be deemed automatically withdrawn and terminated.

IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this November 2, 2006 by and between:


CRESCENT FUND, LLC.                               MILLENIUM HOLDING GROUP INC.
A Delaware Limited Liability Company              A Nevada Corporation


By:                                               By:
      Janette Diller-Stone, President & CEO             Richard Ham, CEO
Date: November 2, 2006                            Date: November 2, 2006

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                                  PROJECT SCOPE

PROJECT ACTIVITIES: CRESCENT, in providing financial investor relations services, shall perform the following project specific functions and merge CRESCENT efforts withMILLENIUM resources, as needed. The emphasis of this funding project shall be personal introductions of MILLENIUMto money managers, fund managers, hedge fund managers, portfolio managers, financial analysts, institutional brokers, venture capitalists, investment bankers, and wholesale/retail market makers. All out-of-pocket costs (i.e., costs for mail campaigns, printing, distributions, etc.) shall be pre-approved and paid for by MILLENIUM.

* Conduct analysis that combines MILLENIUM's due-diligence and CRESCENT in-house analysis tools to emphasize marketability.

* Coordinate buy-side and sell-side brokerage research coverage bringing MILLENIUM to these sources and facilitating their institutional research. This provides MILLENIUM and CRESCENT additional analysis reports from promoting services.

*    Develop project related Executive Summary for mail-out/distribution.

* Plan marketing campaign matching MILLENIUM to CRESCENT'S proprietary contact base and other investment prospects/sources anchored by Internet presence.

* Develop comprehensive press list based upon trade and institutional investment related publications.

* Create list of project specific publications and electronic advertising sources for print and Internet.

* Distribute press releases in hard copy and over the Internet (company initiated only).

*    Implement print media articles and advertising (company initiated only).

*    Design print ads for trade and investment related publications.

*    Maintain Website Optimization and Analization.

Optional Project Activities: These ancillary projects can be provided at MILLENIUM'S discretion and cost.

* Conduct road shows, with direct MILLENIUM participation, in cities targeted because of MILLENIUM'S institutional investor contact base.

*    Design and Coordinate Trade Booths

*    Attend trade shows and conferences.

* Hold press/analysts seminars for institutional investors and investment managers.

*    Develop investor relations section on MILLENIUM'S website.

*    Develop project related web pages.

* Write media alerts and press releases to continuously generate press relating to MILLENIUM and its stock performance, emphasizing both standard and Internet dissemination (company initiated only).

* Plan and implement direct mail campaign to CRESCENT contact base and MILLENIUM related contacts with follow-up telephone sales contact.

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